                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              MAYTAG CORPORATION
                           ---- --------------------
             (Exact Name of Registrant as Specified in its Charter)



                Delaware                                  42-0401785
 ----------------------------------------     ---------------------------------
 (State of Incorporation or Organization)     (IRS Employer Identification no.)


                             403 West Fourth Street
                               Newton, Iowa 50208
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities of pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

         SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER
         TO WHICH THIS FORM RELATES:                        333-62980
                                                            ---------

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                         Name of Each Exchange
Title of Each Class to be so Registered  on Which Each Class is to be Registered
--------------------------------------------------------------------------------
7.875% Public Income NotES                New York Stock Exchange
due 2031



        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           Description of Registrant's Securities to be Registered.

                  A description of the Registrant's 7.875% Public Income NotES due 2031 ("PINES") to be registered hereby is contained in the "Description of Debt Securities" set forth in the Prospectus dated August 1, 2001 and in the "Description of the PINES" set forth in the Prospectus Supplement dated August 2, 2001, filed as part of the Registrant's Registration Statement Number 333-62980 under the Securities Act of 1933, and such descriptions are incorporated herein by reference.

Item 2.           Exhibits.

Exhibit
Number          Description of Exhibit
------          ----------------------
1.              Indenture dated as of January 15, 1987 between the Registrant and The First National Bank of Chicago (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1987).

2. Form of Eighth Supplemental Indenture dated August 8, 2001 between the Registrant and Bank One, National Association, formerly known as The First National Bank of Chicago.

3.              Form of 7.875% Public Income NotES due 2031.

                                   SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         MAYTAG CORPORATION


    August 6, 2001       By:    /s/ Roger K. Scholten
    --------------              ------------------------------------------
        Date             Name:  Roger K. Scholten
                         Title: Senior Vice President, General Counsel and
                                Assistant Secretary

                                 Exhibit Index

Exhibit
Number          Description of Exhibit
------          ----------------------
1.              Indenture dated as of January 15, 1987 between the Registrant and The First National Bank of Chicago (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1987).

2. Form of Eighth Supplemental Indenture dated August 8, 2001 between the Registrant and Bank One, National Association, formerly known as The First National Bank of Chicago.

3.              Form of 7.875% Public Income NotES due 2031.